EXHIBIT 99.(a)
Florida Power Corporation
Corporate Communications
3201 34th Street South
St. Petersburg, FL  33711
(813) 866-4334

                               N E W S   R E L E A S E

                                                           January 17, 1994

      Contact:  Karen Raihill - (813) 866-5023



                            FLORIDA POWER CORP.
                       CONTINUES STREAMLINING EFFORTS


      Florida Power Corporation announced today that approximately 300 positions are being eliminated in continuing efforts to streamline its organization to be successful in the increasingly competitive electric utility industry.

      The positions are part of Energy Distribution, the company's largest operating unit. This area of Florida Power's operations includes all functions related to customer service. The affected workforce is employed throughout the company's 32-county area of service and includes office, technical and field support positions.

      These moves are designed to maintain high customer service levels while streamlining the Florida Power organization through a reduction in management levels, consolidated field activities and overall reduction in costs.

      Florida Power, an investor-owned utility, is the principal subsidiary of Florida Progress Corporation (NYSE:FPC) of St. Petersburg, FL. Florida Power serves 1.2 million customers in an area that covers approximately 20,000 square miles.